Exhibit 3.4

EXECUTION COPY

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

OSG AMERICA LLC

Dated as of November 15, 2007

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Usage Generally; Interpretation	4

ARTICLE II

Organization

SECTION 2.01.	Formation	4
SECTION 2.02.	Name	4
SECTION 2.03.	Purposes	4
SECTION 2.04.	Registered Office	5
SECTION 2.05.	Registered Agent	5

ARTICLE III

Membership

SECTION 3.01.	Member	5
SECTION 3.02.	Admission of Members	5
SECTION 3.03.	LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest	5
SECTION 3.04.	Treatment of Limited Liability Company Interests as Securities	6

ARTICLE IV

Capital Contributions

SECTION 4.01.	Initial Capital Contributions	6
SECTION 4.02.	Additional Capital Contributions	6

ARTICLE V

Management

SECTION 5.01.	Board of Directors	7
SECTION 5.02.	Number of Directors	7

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ii

ARTICLE X

Miscellaneous

SECTION 10.01.	Entire Agreement	17
SECTION 10.02.	Governing Law	17
SECTION 10.03.	Headings	17
SECTION 10.04.	Severability	17
SECTION 10.05.	Third Party Beneficiary	17
SECTION 10.06.	Amendments; Waiver	17

Exhibits:

EXHIBIT 1: LLC Certificate

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OSG AMERICA LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of November 15, 2007, adopted by OSG BULK SHIPS, INC. as the sole member (“Bulk Ships”), of OSG AMERICA LLC (the “Company”).

RECITALS

WHEREAS the Company was formed as a Delaware limited liability company on May 14, 2007;

WHEREAS the Limited Liability Company Agreement of the Company was executed effective May 14, 2007 (the “Original Limited Liability Company Agreement”); and

WHEREAS the sole Member of the Company deems it advisable to amend and restate the Original Limited Liability Company Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bulk Ships, as the sole Member of the Company, hereby amends and restates the Original Limited Liability Company Agreement in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. For the purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in the foregoing definition, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be further amended, modified, supplemented or restated from to time in accordance with its terms.

“Audit Committee” shall have the meaning set forth in Section 5.13(b) of this Agreement.

“Board” shall have the meaning set forth in Section 5.01 of this Agreement.

“Board Meeting” shall have the meaning set forth in Section 5.07 of this Agreement.

“Certificate of Formation” means the Certificate of Formation of OSG America LLC filed on May 14, 2007 pursuant to Section 18-201 of the Act, as amended or restated from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Committee” shall have the meaning set forth in Section 5.13(a) of this Agreement.

“Committee Meeting” shall have the meaning set forth in Section 5.07 of this Agreement.

“Committee Member” shall have the meaning set forth in Section 5.13(a) of this Agreement.

“Common Units” means a Partnership Security representing a fractional part of the limited partnership interests of all limited partners of the Partnership.

“Conflicts Committee” shall have the meaning set forth in Section 5.13(c) of this Agreement.

“Corporate Governance Committee” shall have the meaning set forth in Section 5.13(d) of this Agreement.

“Directors” means the members of the Board.

“Dissolution Event” shall have the meaning set forth in Section 9.01 of this Agreement.

“Group Member” means a member of the Partnership Group.

“Incentive Distribution Right” means a non-voting limited partnership interest in the Partnership issued to the Company.

“Incentive Plan” means any plan or arrangement pursuant to which the Company may compensate its Directors, Officers, employees, consultants, or service providers.

“Indemnitee” means (a) any Person who is or was a Member, (b) any Person who is or was an Affiliate of any Member, (c) any Person who is or was a Director or Officer, or a fiduciary or trustee, of the Company, (d) any Person who is or was a member, shareholder, manager, partner, director, officer, fiduciary or trustee of any Member or an Affiliate of any Member, (e) any Person who is or was serving at the request of the Company, any Member or any Affiliate of any Member as a member, shareholder, manager, partner, director, officer, fiduciary or trustee of another Person; provided that such Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the Company designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” shall have the meaning set forth in Section 5.13(b) of this Agreement.

“LLC Certificate” shall have the meaning set forth in Section 3.03(a) of this Agreement.

“Member” means Bulk Ships and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement, including any Transferee, and shall have the same meaning as the term “Member” under the Act, but shall not include any Person who has ceased to be a Member of the Company.

“Officers” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“Original Limited Liability Company Agreement” shall have the meaning set forth in the Recitals.

“Partnership” means OSG America L.P., a Delaware limited partnership.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 15, 2007, as it may be further amended, modified, supplemented or restated, from time to time in accordance with its terms, or any successor agreement.

“Partnership Group” means the Partnership and its subsidiaries.

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership).

“Person” means a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

“Transferee” shall have the meaning set forth in Section 3.03(b) of this Agreement.

“Underwriters” means each Person named as an underwriter in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement to be executed among, inter alia, the Underwriters, the Partnership and the Company, providing for the purchase of limited partnership interests in the Partnership by the Underwriters.

“Waiver” shall have the meaning set forth in Section 10.06 of this Agreement.

SECTION 1.02. Usage Generally; Interpretation. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Words in the singular or the plural include the plural or the singular, as the case may be. The use of the word “or” is not exclusive. All references herein to Articles, Sections, Subsections, recitals, paragraphs, Exhibits and Schedules shall be deemed to be references to Articles, Sections, Subsections, recitals, paragraphs, Exhibits and Schedules of this Agreement unless the context otherwise requires. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute or law defined or referred to herein means such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or laws.

ARTICLE II

Organization

SECTION 2.01. Formation. The Company was formed on May 14, 2007 as a Delaware limited liability company by the filing of the Certificate of Formation pursuant to the provisions of the Act with the Secretary of State of the State of Delaware.

SECTION 2.02. Name. The name of the Company is “OSG America LLC”.

SECTION 2.03. Purposes. The purposes of the Company are to act as the general partner of the Partnership as described in the Partnership Agreement and to engage in any lawful business or activity ancillary or related thereto. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

SECTION 2.04. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. At any time, the Board may designate another registered office.

SECTION 2.05. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. At any time, the Board may designate another registered agent.

ARTICLE III

Membership

SECTION 3.01. Member. The name and address of the sole Member of the Company is:

OSG Bulk Ships, Inc.

666 Third Avenue

5th Floor

New York, NY 10017

Attention:  Senior Vice President and Treasurer

SECTION 3.02. Admission of Members. Except as expressly permitted by this Agreement, no Person shall be admitted as a member of the Company without the consent of the Member.

SECTION 3.03. LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest. (a)  The Member’s ownership of its limited liability company interest in the Company shall be evidenced by a certificate of limited liability company interest (“LLC Certificate”) substantially in the form attached hereto as Exhibit 1.

(b)  Subject to the provisions of Section 3.03(c) of this Agreement, upon the endorsement by the Member on such LLC Certificate (or on a separate transfer power) in favor of a third party (a “Transferee”) and the delivery of such LLC Certificate (and such separate power, if applicable) to such Transferee, such Member shall be deemed to have assigned and transferred all its right, title and interest in the Company and in this Agreement to such Transferee to the extent evidenced by such LLC Certificate and all references in this Agreement to such Member shall be deemed to refer to such Transferee, in each case effective as of the date of delivery of such Certificate to such LLC Transferee. No transfer of any interest in the Company shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of qualification of the Company or the Partnership under the laws of the jurisdiction of its formation, (iii) cause the Company or the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), (iv) cause the Company to become a Non-U.S. Citizen (as such term is defined in the Partnership Agreement), or (v) result in the vessels owned by the Partnership losing their eligibility to engage in the coastwise trade of the United States. The Member’s right, title and interest in the Company shall not be transferred other than as provided in this Section 3.03(b).

(c)  The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest of the Member in the Company shall not cause the Member to cease to be a member of the Company until the secured party shall have lawfully exercised its remedies under the security agreement and completed the endorsement in favor of a Transferee. Until the exercise of such remedies, the secured party shall not have the power to exercise any rights or powers of the Member.

SECTION 3.04. Treatment of Limited Liability Company Interests as Securities. Limited liability company interests in the Company shall be securities governed by the Uniform Commercial Code — Investment Securities of the State of Delaware and will be evidenced by certificates registered in the Company’s books that state that they are governed by the Uniform Commercial Code — Investment Securities of the State of Delaware. All certificates representing limited liability company interests in the Company shall bear the following legend:  “This certificate evidences a limited liability company interest in the Company and shall be a security for the purposes of the Uniform Commercial Code — Investment Securities of the State of Delaware.”  Certificates representing limited liability company interests in the Company shall be signed by a Director and shall be in such form as specified by the Board.

ARTICLE IV

Capital Contributions

SECTION 4.01. Initial Capital Contributions. Bulk Ships has made an initial capital contribution of U.S. $100 to the Company and in consideration thereof, an LLC Certificate has been issued in favor of Bulk Ships as the sole Member of the Company in accordance with Section 3.03 of this Agreement.

SECTION 4.02. Additional Capital Contributions. The Member shall have no obligation to make any additional capital contribution to the Company, but may do so from time to time.

ARTICLE V

Management

SECTION 5.01. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of, a board of directors (the “Board”) which may exercise all such powers of the Company as may be vested in a manager pursuant to the Act and do all such lawful acts and things as are not by the Act or this Agreement, conferred upon or reserved for the Member.

SECTION 5.02. Number of Directors. The number of Directors shall not at any time be more than nine nor less than three and subject to these limitations the number of Directors to hold office shall be fixed from time to time by the Board.

SECTION 5.03. Qualification. No more than a minority of the Directors necessary to constitute a quorum shall be persons other than citizens of the United States.

SECTION 5.04. Appointment of Directors. (a)    The Member may appoint such individuals to be Directors as it shall choose in its sole discretion, remove and replace any Director it appoints, with or without cause, at any time and for any reason, and fill any positions created on the Board as a result of an increase in the size of the Board or vacancies occurring on the Board due to the death, resignation, retirement, disqualification or removal from office of any Director; provided, however, that each Director shall be a natural person.

(b)  Each Director shall be appointed to serve until his successor shall be appointed and shall qualify or until his earlier resignation or removal.

(c)  As of the date of this Agreement, the Directors are Morten Arntzen, Jonathan P. Whitworth, Myles R. Itkin, Robert E. Johnston, Steven T. Benz, James G. Dolphin and Kathleen C. Haines who are deemed to have been appointed pursuant to Section 5.04(a) of this Agreement.

(d)  The Member shall designate one Director to hold the title of Chairman of the Board. The person designated as Chairman shall be a citizen of the United States.

SECTION 5.05. Resignation. A Director or Committee Member may resign at any time by giving written notice to the Member and the Company. Unless otherwise specified in such notice, the resignation shall take effect upon receipt of such notice by the Member. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 5.06. Meetings. A special Board Meeting may be called by a majority of the Directors or by the Chief Executive Officer. Regular Board Meetings shall be held from time to time as shall be determined by the Board. Committee Meetings may be called by a member thereof, or by the Board or by the Chief Executive Officer.

SECTION 5.07. Place of Meetings. Unless otherwise agreed by a majority of the Directors or Committee Members, as the case may be, meetings of the Board (each, a “Board Meeting”) and any Committees thereof (each, a “Committee Meeting”), shall be held at the principal office of the Company.

SECTION 5.08. Telephonic Meetings. Board Meetings and Committee Meetings may be held through the use of conference telephone or similar communications equipment so long as all Persons participating in such meeting can hear one another at the time of such meeting. Participation in a Board Meeting or Committee Meeting via conference telephone or similar communications equipment in accordance with the preceding sentence shall constitute presence in person at such meeting. A Board Meeting or Committee Meeting, as the case may be, shall be deemed held at the place where such call or communication originated.

SECTION 5.09. Notice of Meetings; Waivers. (a)  Written notice of each Board Meeting and Committee Meeting shall state the place, date and hour of such meeting, and the general nature of the business to be transacted. Notice of each regular Board Meeting and each Committee Meeting shall be given not fewer than 10 days before the date thereof. Notice of each special Board Meeting shall be given not fewer than three days before the date thereof. For the purposes of this Section 5.09(a), notices may be given to a Director by courier service, mail, email, telegraph, cable, telex or facsimile at his residence or business address and shall be deemed to be duly given or made upon receipt.

(b)  Notice of a Board Meeting or Committee Meeting need not be given to any Director or Committee Member, as the case may be, who signs a waiver of notice, whether before or after such meeting. The attendance of any Director at a Board Meeting or any Committee Member at a Committee Meeting, as the case may be, in person, without protesting prior to the conclusion of such Board Meeting or Committee Meeting, as the case may be, the lack of notice of such meeting, shall constitute a waiver of notice by such Director or Committee Member, as the case may be; provided, however, that such Director or Committee Member, as the case may be, has been given an adequate opportunity at such meeting to protest such lack of notice.

SECTION 5.10. Quorum; Board Action. A majority of the Directors then in office shall constitute a quorum at a Board Meeting for the transaction of any business. A majority of the Directors present at a Board Meeting may adjourn the Board Meeting, whether or not a quorum is present. An adjournment may include notice of the date, hour and place that the Board shall reconvene. Notice of the adjournment (with the new date, time and place) shall be given to all Directors who were absent at the time of the adjournment and, unless such date, hour and place are announced at the Board Meeting, to the other Directors. Except as otherwise expressly provided in this Agreement, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Board shall keep a written record of its proceedings.

SECTION 5.11. Voting Power. Each Director or Committee Member, as the case may be, shall be entitled to one vote on all matters to be voted on by the Directors or Committee Members, as the case may be.

SECTION 5.12. Written Consent. Any action required or permitted to be taken at any Board Meeting or Committee Meeting may be taken without a meeting if all Directors or Committee Members, as applicable consent thereto in writing. Any such written consent shall be filed with the minutes of the proceedings of the Board or Committee, as applicable.

SECTION 5.13. Committees. (a)  The Board may, by resolution passed by a majority of the whole Board, designate two or more of their number (each, a “Committee Member”) to constitute committees (each, a “Committee”) of the Board to hold office at the pleasure of the Board. Any person ceasing to be a Director shall ipso facto cease to be a Committee Member of each Committee of which they were a Committee Member. Each Committee Member shall serve until such Committee Member resigns or is otherwise removed in accordance with the provisions of this Agreement. A majority of the Committee Members of a Committee shall constitute a quorum. The affirmative vote of a majority of the Committee Members present at any meeting at which a quorum is present shall be the act of such Committee. The Committee Members of a Committee shall act only as a Committee, and the individual Committee Members thereof shall not have any powers as such. A Committee may act on such matters as authorized by the Board.

(b)  The Board shall have an audit committee (the “Audit Committee”) comprised of Directors who meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the New York Stock Exchange or any National Securities Exchange on which the Common Units are listed or admitted for trading. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the Commission and the New York Stock Exchange or any National Securities Exchange on which the Common Units are listed or admitted for trading. Each member of the Audit Committee shall satisfy the rules and regulations of the Commission and the New York Stock Exchange or any National Securities Exchange on which the Common Units are listed or admitted for trading pertaining to qualification for service on an audit committee. An “Independent Director” shall mean a Director so satisfying such rules and regulations.

(c)  The Board shall have a conflicts committee comprised of no fewer than two Directors (the “Conflicts Committee”); all members of who shall be Independent Directors, but none of whom may be (i) security holders, officers or employees of the Company, (ii) officers, directors or employees of any Affiliate of the Company or (iii) holders of any ownership interest in the Partnership Group other than Common Units. The Conflicts Committee may review, and approve or disapprove, transactions in which a potential conflict of interest exists or arises between the Company and any of its Affiliates (other than a Group Member), on the one hand, and the

Partnership, any Group Member or any Partner (as defined in the Partnership Agreement), on the other hand, all in accordance with the applicable provisions of the Partnership Agreement. Any matter approved by the Conflicts Committee in good faith in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of the Partnership Agreement, this Agreement or of any fiduciary or other duties owed by the Board or any Director to the Company or the Member.

(d)  The Board may have a corporate governance committee (the “Corporate Governance Committee”). The Corporate Governance Committee shall be charged with such matters pertaining to corporate governance matters, the compensation of Directors, Officers and other personnel of the Company, the review, approval and administration of any Incentive Plans put in place by the Company or the Partnership and such other related matters as may be directed by the Board from time to time.

SECTION 5.14. Delegation of Authority and Duties. (a)  The Board may, from time to time as it deems advisable, appoint and elect (as well as remove or replace at any time with or without cause for any reason) (i) a Chief Executive Officer, (ii) a President, (iii) a Chief Financial Officer, (iv) a Secretary and (v) such other officer positions assigned to individuals as it may elect (collectively, the “Officers”). Each Officer shall be a natural person. Any two or more offices may be held by the same person. Designation of an Officer shall not of itself create any contractual or employment rights. Officers must at all times be citizens of the United States. If so appointed by the Board, the Officers shall have the authority and duties as may from time to time be assigned to them.

(b)  In addition, the Board may, from time to time as it deems advisable, delegate to one or more natural persons (inclusive of any Director) such authority and duties as the Board is granted under this Agreement and not made subject to the approval of the Member by this Agreement, and the Board may assign in writing such titles to any such person as it deems appropriate. Any delegation pursuant to this Section 5.14(b) may be revoked at any time by the Board, with or without cause for any reason.

(c)  Unless the Board decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 5.14 is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 5.14. Any delegation or restriction pursuant to this Section 5.14(c) may be revoked at any time by the Board, with or without cause for any reason; provided, however, that the Board will not be entitled to revoke any restriction relating to the citizenship of any person as set out in this Section 5.14.

(d)  Unless authorized to do so by this Agreement or by the Board, no Director, Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose. However, the Company may act by an attorney-in-fact authorized by the Board.

(e)  Any Officer may resign at any time by giving written notice to the Board and the Company. Unless otherwise specified in such notice, the notice shall take effect upon receipt of such notice by the Company. The acceptance of a resignation shall not be necessary to make it effective.

(f)  The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty of due care of the type owed by the officers of a corporation to such corporation and its equityholders under the laws of the State of Delaware.

SECTION 5.15. Compensation of Directors and Officers. (a)  Members of the Board shall receive such compensation for their services to the Company as the Board or any Committee appointed by the Board for such purpose shall determine. In addition, the Board or any Committee appointed by the Board for such purpose may, from time to time, authorize the reimbursement by the Company of such expenses (including travel expenses) as may be incurred by Directors in the performance of their duties hereunder (including attendance at meetings of the Board).

(b)  The Officers shall serve with or without such compensation for their services to the Company as the Board or any Committee appointed by the Board for such purpose thereof shall determine.

SECTION 5.16. Actions Required by Member. (a)    Notwithstanding anything herein to the contrary, the Board will not take any action without approval of the Member with respect to an extraordinary matter that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Member’s interests in the Company. The type of extraordinary matter referred to in the prior sentence which requires approval of the Member shall include the following: (i) dissolution or liquidation of the Company, the Partnership or a material subsidiary of any such entity; (ii) commencement of any action relating to bankruptcy, insolvency or reorganization of the Company, the Partnership or a material subsidiary of any such entity; (iii) making or consenting to a general assignment for the benefit of the creditors of the Company, the Partnership or a material subsidiary of any such entity; (iv) a merger, consolidation, recapitalization or similar transaction involving the Company, the Partnership or a material subsidiary of any such entity; (v) a sale, exchange or other transfer not in the ordinary course of business of a substantial portion of the assets of the Partnership or a material subsidiary, viewed in each case on a consolidated basis, in one or a series of related transactions; (vi) a material amendment of the Partnership Agreement; and (vii) a material change in the amount of the quarterly distribution made on the Common Units or the payment of a material extraordinary distribution by the Partnership. An extraordinary matter will be deemed approved by the Member if the Board receives a written, facsimile or electronic instruction evidencing such approval from the Member or if a majority of the Directors that are not Independent Directors because of their affiliation with the Member approve such matter. To the fullest extent permitted by law, a Director, acting as such, shall have no duty, responsibility or liability to the Member with respect to any action by the Board approved by the Member in accordance with this Section 5.16.

(b)  Notwithstanding anything herein to the contrary, the Member shall have exclusive authority over the business and affairs of the Company that do not relate to management and control of the Partnership. The matters referred to in the immediately preceding sentence where the Member shall have exclusive authority shall include but not be limited to (i) the amount and timing of distributions paid by the Company, (ii) the issuance or repurchase of any equity interests in the Company, (iii) the prosecution, settlement or management of any claim made directly against the Company, (iv) whether to sell, convey, transfer or pledge any asset of the Company, (v) whether to amend, modify or waive any rights relating to the assets of the Company (including the decision to amend or forego distributions by the Partnership in respect of the Incentive Distribution Rights), and (vi) whether to enter into any agreement to incur an obligation of the Company other than an agreement entered into for and on behalf of the Partnership for which the Company is liable exclusively by virtue of its capacity as general partner of the Partnership.

(c)  Without limiting the authority granted by Section 5.16(b) of this Agreement, the Member shall have exclusive authority to cause the Company to exercise the rights of the Company, as general partner of the Partnership, provided in the following provisions of the Partnership Agreement:

(i)         Section 2.04 (“Purpose and Business”), with respect to decisions to perform all acts determined to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership;

(ii)        Sections 4.06 (a) and (b) (“Transfer of the General Partner’s General Partner Interest”) and Section 4.07 (“Transfer of Incentive Distribution Rights”), solely with respect to the decision by the Company to transfer its general partner interest in the Partnership or its Incentive Distribution Rights;

(iii)       Section 5.02 (b) (“Initial Unit Issuances; General Partner Pre-emptive Rights”), solely with respect to the decision to make additional capital contributions to the Partnership;

(iv)       Section 5.08 (“Limited Preemptive Right”);

(v)        Section 5.11 (“Issuance of Class B Units in Connection with Reset of Incentive Distribution Rights”) with respect to any decision by the Company thereunder as a holder of Incentive Distribution Rights or Class B Units;

(vi)       Section 6.07 (“Special Provisions Relating to the Holders of Subordinated Units and Class B Units”) with respect to any decision by the Company thereunder as a holder of Subordinated Units or Class B Units;

(vii)      Section 7.05(d) (relating to the right of the Company and its Affiliates to purchase Partnership Securities and exercise rights related thereto)

and Section 7.11 (“Purchase and Sale of Partnership Securities”), solely with respect to decisions by the Company to purchase or otherwise acquire and sell Partnership Securities for its own account;

(viii)     Section 7.06 (“Loans from the General Partner; Loans or Contributions from the Partnership or Group Members”), solely with respect to the decision by the Company to lend funds to a Group Member, subject to the provisions of Section 7.09 of the Partnership Agreement;

(ix)       Section 7.07 (“Indemnification”), solely with respect to any decision by the Company to exercise its rights as an “Indemnitee;”

(x)        Section 7.12 (“Registration Rights of the General Partner and its Affiliates”), solely with respect to any decision to exercise registration rights;

(xi)       Section 11.01 (“Withdrawal of the General Partner”), solely with respect to the decision by the Company to withdraw as general partner of the Partnership and to giving notices required thereunder;

(xii)      Section 11.03 (a) and (b) (“Interest of Departing General Partner and Successor General Partner”); and

(xiii)     Section 15.01 (“Right to Acquire Limited Partner Interests”).

ARTICLE VI

Exculpation and Indemnification

SECTION 6.01. Indemnification. (a)  To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.01, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 6.01 shall be made only out of the assets of the Company, it being agreed that the Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any moneys or property to the Company to enable it to effectuate such indemnification.

(b)  To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.01 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.01.

(c)  The indemnification provided by this Section 6.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)  The Company may purchase and maintain (or reimburse the Member or its Affiliates for the cost of) insurance, on behalf of the Indemnitees, the Company and its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)  For purposes of this Section 6.01, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.01(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)  In no event may an Indemnitee subject the Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)  An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)  The provisions of this Section 6.01 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)  No amendment, modification or repeal of this Section 6.01 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 6.02. Liability of Indemnitees. (a)  No Indemnitee shall be personally liable for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise.

(b)  Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Member or any other Person who has acquired an interest in the Company, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(c)  To the full extent that the Act permits the limitation or elimination of liability of Directors, a Director shall not be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, such Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to the Member for its good faith reliance on the provisions of this Agreement.

(d)  Any amendment, modification or repeal of this Article VI or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VII

Distributions

SECTION 7.01. Distributions/Available Cash. The Member shall in its sole discretion determine from time to time to what extent (if any) the Company’s cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Member may make distributions to the Member, subject to the Act.

ARTICLE VIII

Books and Records; Fiscal Year; Bank Accounts; Tax Matters

SECTION 8.01. Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept by the Company at the principal office of the Company or at such other location as the Board may from time to time determine.

SECTION 8.02. Fiscal Year. Unless otherwise determined by the Board, the Company’s books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company’s affairs.

SECTION 8.03. Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Board. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons as may be designated by the Board.

SECTION 8.04. Tax Matters. Bulk Ships intends and acknowledges that, for so long as it remains the sole Member of the Company, the Company shall be disregarded as a separate entity from Bulk Ships for U.S. Federal income tax purposes and Bulk Ships shall file such elections with the U.S. Federal tax authorities as may be required to assure such tax status.

ARTICLE IX

Dissolution and Liquidation.

SECTION 9.01. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following events (each a “Dissolution Event” (a) the written consent of the Member to dissolve the Company, (b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act, (c) the sale or other disposition of all or substantially all of the assets and properties of the Partnership and its Subsidiaries, or (d) the dissolution of the Partnership.

SECTION 9.02. Winding Up. On the occurrence of a Dissolution Event, the Member shall be the liquidator, or shall appoint a liquidator, to wind up the affairs of the Company pursuant to this Agreement. The liquidator shall proceed diligently to wind up the affairs of the Company and discharge the liabilities of the Company, establish reserves, and sell, liquidate or distribute the assets of the Company in accordance with the Act. The costs of winding up the Company shall be borne as a Company expense. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any reasonable manner that the liquidator shall determine to be in the best interest of the Member.

SECTION 9.03. Cancellation of Certificate of Formation. Upon the completion of the winding up of the Company as provided in Section 9.02 in connection with the liquidation of the Company, the Company shall be terminated and the Certificate of Formation, as well as all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

ARTICLE X

Miscellaneous

SECTION 10.01. Entire Agreement. This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the operation of the Company and replaces and supersedes all prior agreements regarding the operation of the Company.

SECTION 10.02. Governing Law. This Agreement shall be governed by, and construed under the internal laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflict of law. This Agreement shall be construed in accordance with Section 18-1101 of the Act.

SECTION 10.03. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

SECTION 10.04. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

SECTION 10.05. Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Member and its successors and assigns and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise; provided, however, that Article VI shall benefit Indemnitees.

SECTION 10.06. Amendments; Waiver. Amendments to this Agreement may be made from time to time; provided, however, that no amendment or modification of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by each and every Member. No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the Member has duly executed this Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

OSG BULK SHIPS, INC.,

by
/s/ Myles R. Itkin
Name: Myles R. Itkin
Title: Senior Vice President & Treasurer

[Signature Page to Amended and Restated Limited Liability Company Agreement of OSG America LLC]

EXHIBIT 1

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

OF

OSG AMERICA LLC

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

Certificate Number:

This Certificate of Limited Liability Company Interest (this “Certificate”) evidences the ownership by                           of       % of the limited liability company interests in OSG AMERICA LLC (the “Company”) subject to the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Company.

This Certificate evidences a limited liability company interest in the Company and shall be a security for the purposes of the Uniform Commercial Code—Investment Securities of the State of Delaware.

Witness, the signature of the Company.

Dated:

OSG AMERICA LLC,

by

Name:
Title:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                               all of its right, title and interest in the limited liability company ownership interests in OSG AMERICA LLC represented by this Certificate.

Dated:

by

In Presence of